SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): October 29, 2007
OTTER TAIL CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota	0-00368	41-0462685
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

215 South Cascade Street, P.O. Box 496, Fergus Falls, MN	56538-0496
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (866) 410-8780
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01 Financial Statement and Exhibits
Signature
EXHIBIT INDEX
Change in Control Severance Agreement - John D. Erickson
Change in Control Severance Agreement - Lauris N. Molbert
Change in Control Severance Agreement - Kevin G. Moug
Change in Control Severance Agreement - George Koeck

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On October 29, 2007, Otter Tail Corporation (the “Company”) entered into Change in Control Severance Agreements (collectively, the “Severance Agreements”) with each of the following executive officers of the Company: John D. Erickson, President and Chief Executive Officer; Lauris N. Molbert, Executive Vice President and Chief Operating Officer; Kevin G. Moug, Chief Financial Officer and Treasurer; and George Koeck, General Counsel and Corporate Secretary. The Severance Agreements supersede the Change in Control Severance Agreements entered into between the Company and each of the same executive officers as of April 8, 2002 (collectively, the “2002 Severance Agreements”). The material terms of the Severance Agreements are summarized below. The Severance Agreements contain substantially the same terms and conditions as the 2002 Severance Agreements, except as noted below.
Each Severance Agreement provides for certain payments and other benefits if, following a Change in Control, the Company terminates the executive officer’s employment without Cause or the executive officer terminates his employment for Good Reason. Such payments and benefits include:
(i)	severance pay equal to two times the sum of the executive officer’s salary (at the highest annual rate in effect during the two years prior to the termination) and average annual bonus (for the two years prior to the termination). This amount has been reduced from the amount of severance pay to which each executive officer was entitled under his 2002 Severance Agreement, which provided for severance pay equal to three times the sum of the executive officer’s salary (at the highest annual rate in effect during the three years prior to the termination) and average annual bonus (for the three years prior to the termination);

(ii)	two years of continued life, health and disability insurance. This amount has been reduced from the three years provided for under the 2002 Severance Agreements;

(iii)	the payment of legal fees and expenses relating to the termination; and

(iv)	the termination of any noncompetition arrangement between Otter Tail Corporation and the executive officer.
The Severance Agreements also eliminate the obligation of the Company, as set forth in the 2002 Severance Agreements, to provide each executive officer with a gross-up payment for any excise tax imposed on any such payment or benefits and for any tax imposed on such gross-up.

Under the Severance Agreements, “Cause” is defined as willful and continued failure to perform duties and obligations or willful misconduct materially injurious to the Company; “Good Reason” is defined to include a change in the executive officer’s responsibility or status, a reduction in salary or benefits, or a mandatory relocation; and “Change in Control” is defined to include a change in control of the type required to be disclosed under the proxy rules of the Securities and Exchange Commission, the acquisition by a person or group of 35% of the outstanding voting stock of the Company, a proxy fight or contested election which results in Continuing Directors (as defined in the Severance Agreements) not constituting a majority of the Company’s Board of Directors, or another event which the majority of the Continuing Directors determines to be a Change in Control.
The summary in this Item 5.02 of the material terms of the Severance Agreements is qualified in its entirety by reference to the full text of the Severance Agreements, copies of which are filed as Exhibits 10.1, 10.2, 10.3 and 10.4 hereto and incorporated herein by reference.
Item 9.01 Financial Statement and Exhibits
     (d) Exhibits

10.1	Change in Control Severance Agreement, dated as of October 29, 2007, between Otter Tail Corporation and John D. Erickson*

10.2	Change in Control Severance Agreement, dated as of October 29, 2007, between Otter Tail Corporation and Lauris N. Molbert*

10.3	Change in Control Severance Agreement, dated as of October 29, 2007, between Otter Tail Corporation and Kevin G. Moug*

10.4	Change in Control Severance Agreement, dated as of October 29, 2007, between Otter Tail Corporation and George Koeck*

*	Management contract or compensatory plan or arrangement required to be filed pursuant to Item 601(b)(10)(iii)(A) of Regulation S-K.

Signature
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

OTTER TAIL CORPORATION

Date: November 2, 2007

	By	/s/ Kevin G. Moug

Kevin G. Moug
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit	Description of Exhibit
[Note: confirm whether or not initials are included in the agreements for Erickson, Molbert and Koeck (we received only Kevin’s)]

10.1	Change in Control Severance Agreement, dated as of October 29, 2007, between Otter Tail Corporation and John Erickson*

10.2	Change in Control Severance Agreement, dated as of October 29, 2007, between Otter Tail Corporation and Lauris Molbert*

10.3	Change in Control Severance Agreement, dated as of October 29, 2007, between Otter Tail Corporation and Kevin G. Moug*

10.4	Change in Control Severance Agreement, dated as of October 29, 2007, between Otter Tail Corporation and George Koeck*

*	Management contract or compensatory plan or arrangement required to be filed pursuant to Item 601(b)(10)(iii)(A) of Regulation S-K.

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